EXHIBIT 99.1

Corporate Headquarters: 1475 South Bascom Avenue, Suite 101, Campbell, CA  95008

Westinghouse Solar and CBD Energy Sign Definitive Merger Agreement

•	Westinghouse Solar Shareholders to Receive CBD Energy Shares

•	CBD closes $25M credit facility to fund European projects

•	Significant cost savings anticipated

Campbell, CA, May 9, 2012 – Westinghouse Solar, Inc. (NASDAQ:WEST), a designer and manufacturer of integrated rooftop solar power systems, and CBD Energy Ltd. (ASX:CBD), a diversified renewable energy company, today jointly announced the signing of a definitive merger agreement. The merger has been approved by the Boards of Directors of both companies and consummation is targeted for third quarter 2012, subject to satisfaction of limited closing conditions and approval by both companies' shareholders.

The common shareholders of Westinghouse Solar will receive approximately 3.7 CBD common shares for each share held and its preferred shareholders will receive CBD preferred shares which will be convertible into CBD common shares. On an as-converted basis the Westinghouse Solar common and preferred shareholders collectively would hold approximately 15% of the outstanding CBD common shares, calculated as-if the merger was consummated on the signing date. Upon consummation of the merger, the combined company is expected to trade on a U.S. exchange.

Upon execution of the Merger Agreement, Margaret Randazzo (CFO of Westinghouse Solar) was also appointed Interim CEO; former CEO Barry Cinnamon is leaving the company.  Ms. Randazzo stated that, “From our initial meetings in December of 2011, it was evident to the management and directors of both companies that there were substantial benefits to be realized through a business combination. This transaction is expected to improve the financial standing of Westinghouse Solar allowing the company to better serve its established customers in the US and creating a more solid platform for international growth.  Our team is excited about the enhanced opportunities this transaction provides both companies and the benefits for our shareholders. We look forward to being an engine of growth for CBD’s global renewable energy business.”

Interim Operations and Joint Business Development Initiatives

Westinghouse Solar will continue to produce and sell its innovative rooftop solar power systems in the US and will have near-term opportunities to distribute its systems in Australia and Europe through CBD. Westinghouse Solar has already implemented cost reductions in anticipation of the Merger that are expected to save in excess of $1.0 million annually. Elimination of duplicative public listing costs, reduction of overlapping corporate overhead and supply-chain efficiencies are expected to yield additional benefits to the combined enterprise.

Westinghouse Solar and CBD have already begun exploring the development of commercial projects and partnerships in North America. In addition, CBD has begun introducing the Westinghouse Solar products to its Australian distribution partners and is pursuing opportunities to increase contract volumes with its current customers who would deploy the Westinghouse Solar technology.

CBD Energy Executive Outlook

Managing Director and CEO of CBD, Gerry McGowan, said “The merger with Westinghouse Solar is expected to be highly beneficial for CBD. The US market is rapidly developing into one of the largest and most stable end-markets for solar energy systems. The merger provides CBD an immediate point of access with an experienced management team capable of driving rapid expansion for the combined business. We expect to leverage the Westinghouse Solar relationships to provide new opportunities for distributing energy-efficiency products and services produced by our Industrial Energy Efficiency Division and to create new outlets and applications for our proprietary energy storage technology. The merger is an important step in CBD’s strategy of growing a portfolio of revenue streams diversified across profitable customer segments, geographies, and technologies.  Also important for CBD’s shareholders is the improved liquidity CBD anticipates will accompany the shift to a U.S. listing upon closing of the merger. CBD plans to apply for listing on NASDAQ because it is host to the world’s largest collection of cleantech public companies and attracts a corresponding level of investor attention.”

CBD Energy has experienced significant growth over the past three fiscal years ended June 30, with revenues growing from approximately A$17M for its fiscal year ended June 30 2009, to A$165M in FY2011. During the same three-year period EBITDA increased from a loss of A$3.3M in FY2009 to profits of A$7.9 in FY 2010 and A$4.8M in FY2011.

To capitalize on its European project pipeline, CBD recently announced the closing of a $25 million credit facility that will permit it to develop projects utilizing a Build-Operate-Transfer (“BOT”) model to deliver turnkey projects to institutional acquirers of revenue-generating renewable assets. When fully utilized, the credit facility is sufficient to support the development and sale of solar projects totaling more than A$35 million revenue per quarter. Consequently, CBD is now able to prioritize projects in its current pipeline, focusing on those with potential net contribution margins above 10%. CBD expects to expand this credit facility in the future for application to additional projects in North America that would utilize products and capabilities of Westinghouse Solar.

Conference Call Information

Westinghouse Solar will host a conference call at 12:00PM Pacific Time (3:00PM Eastern Time) on Thursday, May 10, 2012 to discuss the merger of Westinghouse Solar and CBD. To access the live call in the United States, please dial 877-393-9062 and for international callers dial 678-894-3023 approximately 10 minutes prior to the start of the call.  The conference ID is 80139651. The conference call will also be broadcast live over the Internet and will be available via webcast which can be accessed from the “Investor Relations” section of the company’s website at http://ir.westinghousesolar.com/events.cfm. The webcast will be archived on the company’s website at www.westinghousesolar.com.

Advisors

Chardan Capital Markets, LLC (“Chardan”) acted as sole M&A Advisor to CBD, assisted CBD in negotiating the Merger Agreement and served as sole placement agent for CBD’s credit facility. Reed Smith LLP and Allens Arthur Robinson provided legal counsel to CBD.

Cantor Fitzgerald & Co. provided a fairness opinion to the Board of Directors of Westinghouse Solar and DLA Piper provided legal counsel.

About Westinghouse Solar: (NASDAQ:WEST)

Westinghouse Solar is a designer and manufacturer of solar power systems. In 2007, Westinghouse Solar pioneered the concept of integrating the racking, wiring and grounding directly into the solar panel. This revolutionary solar panel, originally branded "Andalay", quickly won industry acclaim. In 2009, the company again broke new ground with the first integrated AC solar panel, reducing the number of components for a rooftop solar installation by approximately 80 percent and lowering labor costs by approximately 50 percent. This AC panel which won the 2009 Popular Mechanics Breakthrough Award, has become the industry's most widely installed AC solar panel. A new generation of products named “Instant Connect” has just been introduced and is expected to achieve even greater market acceptance.  Award-winning Westinghouse Solar Power Systems provide the best combination of safety, performance and reliability, while backed by the proven quality of the Westinghouse name. For more information on Westinghouse Solar, visit www.westinghousesolar.com.

About CBD Energy (ASX:CBD)

CBD is Australia's emerging leader in renewable energy, enabling the efficient use of renewable energy for utilities, businesses and households through operations in wind, solar, energy storage and engineering. It has become one of the largest non-utility suppliers and installers of solar energy generation equipment for both large- and domestic-scale operation in Australia. Utilizing its globally-competitive supply chain, CBD is also currently developing and profitably installing solar projects in Europe and Southeast Asia, both directly and through joint ventures.  For more information on CBD, visit http://www.cbdenergy.com.au/.

About Chardan Capital Markets, LLC

Chardan is a global, full-service investment bank with offices in New York, Los Angeles, Sydney and Beijing.  Chardan maintains a loyal, focused client base of U.S. institutional investors and family offices that are actively seeking investment opportunities in both public and private Australian entities.  The firm also serves as a bridge between its Asian and Australian corporate clients and U.S. capital markets.  Chardan’s investment banking group specializes in IPOs/secondaries, private placements, restructurings, M&A advisory services and mezzanine debt financing.  Chardan’s research team has an international focus, specializing in actively covering non-U.S. listed companies.  The NY and LA-based institutional trading desks provide 24-hour coverage for international equities and options.

FOR WESTINGHOUSE SOLAR:

Investor Relations Contact	Company Contact:
Matt Selinger	Margaret Randazzo
Partner	Interim Chief Executive Officer
Genesis Select	Westinghouse Solar
(303) 415-0200	(408) 402-9400
mselinger@genesisselect.com	mrandazzo@westinghousesolar.com

FOR CBD ENERGY:

United States
Investor Relations Contact	Company Contact:
John Mattio, SVP	James Greer, SVP USA
MZ Group	CBD Energy – US Office
(212) 301 7131	(917) 714-4791
john.mattio@mzgroup.us	james.greer@cbdenergy.com.au

Australia

Media and Investor Relations Contact
Ian Westbrook
Westbrook Financial Communications
(61) 407 958 137
ian@westbrookfin.com.au

Forward-Looking And Cautionary Statements – Safe Harbor

This press release contains forward-looking statements, including with respect to the implementation and effects of a proposed business combination between Westinghouse Solar, Inc. (“Westinghouse Solar”) and CBD Energy Limited (“CBD”).  Those statements and statements made in this release that are not historical in nature, including those related to future benefits and synergies of the proposed merger, financial standing, cost and supply chain improvements, competitive advantages, international distribution opportunities, growth and profitability, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and our actual results may differ materially from those expressed or implied by such forward-looking statements. For Westinghouse Solar, these statements are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate the proposed business combination with CBD and other transactions referred to in this press release and those described in the documents we file with the U.S. Securities and Exchange Commission, and risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, and development of new products by us or our competitors. All forward-looking statements included in this release are made as of the date of this press release, and Westinghouse Solar assumes no obligation to update any such forward-looking statements.

STATEMENT REGARDING ADDITIONAL INFORMATION THAT WILL BECOME AVAILABLE

This communication is being made in respect of a proposed transaction involving Westinghouse Solar, Inc. and CBD Energy Limited (CBD).  In connection with the proposed transaction, CBD and Westinghouse Solar will file with the Securities and Exchange Commission a Registration Statement on Form F 4 containing a proxy statement/prospectus, and each of CBD and Westinghouse Solar may file with the SEC other documents regarding the proposed transaction.  CBD will provide disclosure and arrange for solicitation of the votes of its shareholders in accordance with Australian regulations. Such documents are not currently available.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a copy of the proxy statement/prospectus (when available) and other documents filed with the SEC by CBD and Westinghouse Solar free of charge at the SEC’s website at www.sec.gov.  Investors and security holders may also obtain copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by Westinghouse Solar free of charge from Westinghouse Solar by directing a request to Westinghouse Solar, Attention: Margaret Randazzo, (408) 402-9400, or by going to Westinghouse Solar’s website at www.westinghousesolar.com.

Westinghouse Solar and CBD, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Westinghouse Solar’s directors and executive officers is contained in its annual report on Form 10-K, filed with the SEC on March 16, 2012, and amendment on Form 10-K/A, filed with the SEC on March 26, 2012.  Information regarding CBD’s directors and executive officers is contained in CBD’s statement on Schedule 13D, filed with the SEC on January 9, 2012.  Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC (when available).